Exhibit 99.1

New Residential Investment Corp. Announces Fourth Quarter and Full Year 2020 Results

NEW YORK - (BUSINESS WIRE) – New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the fourth quarter and full year ended December 31, 2020:

FOURTH QUARTER 2020 FINANCIAL HIGHLIGHTS:

•	GAAP Net Income of $68.6 million, or $0.16 per diluted common share(1)
o	$295.7 million pre-tax income from Origination and Servicing(2)
•	Core Earnings of $137.0 million, or $0.32 per diluted common share(1)(3)
•	Common Dividend of $82.9 million, or $0.20 per common share(1)
•	Book Value per common share of $10.87(1)
•	$944.9 million of cash as of December 31, 2020

FULL YEAR 2020 FINANCIAL HIGHLIGHTS:

•	GAAP Net Loss of $(1,464.7) million, or $(3.52) per diluted common share(1)
o	$934.4 million pre-tax income from Origination and Servicing(2)
•	Core Earnings of $607.2 million, or $1.46 per diluted common share(1)(3)
•	Common Dividends of $207.7 million, or $0.50 per common share(1)

	Q4 2020	Q3 2020	Year Ended December 31, 2020	Year Ended December 31, 2019
Summary Operating Results:
GAAP Net Income (Loss) per Diluted Common Share(1)	$0.16	$0.19	$(3.52)	$1.34
GAAP Net Income (Loss)	$68.6 million	$77.9 million	$(1,464.7) million	$550.0 million

Non-GAAP Results:
Core Earnings per Diluted Common Share(1)	$0.32	$0.31	$1.46	$2.17
Core Earnings(3)	$137.0 million	$131.6 million	$607.2 million	$886.8 million

NRZ Common Dividend:
Common Dividend per Share(1)	$0.20	$0.15	$0.50	$2.00
Common Dividend	$82.9 million	$62.4 million	$207.7 million	$831.0 million

“In the aftermath of the challenging market conditions caused by the COVID-19 pandemic, I am happy to report that our Company ended 2020 in a very strong position,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “The early days of the pandemic created market volatility causing us to react quickly as the financing markets for all products, including government guaranteed securities, froze. Asset prices plummeted and assets financed in the repurchase markets needed to be funded with additional capital. We moved quickly to de-lever our portfolios, reduce risk, lock down financing, create liquidity and get the Company back to a position of strength. While 2020 saw historically low rates, NewRez produced record earnings. After reducing our common stock dividend in March 2020, we raised our common stock dividend in the following three consecutive quarters.”

“Looking forward, we believe that our portfolio of MSRs will benefit from rising interest rates, resulting in more cash flows and higher earnings. We also believe that our mortgage company is poised to capture additional market share and increase borrower retention. Against this backdrop, we look forward to executing on our strategy and delivering on our objectives for shareholders,” added Mr. Nierenberg.

FOURTH QUARTER 2020 COMPANY HIGHLIGHTS:
•	Origination
o	Segment pre-tax net income of $247.9 million (-21% QoQ and +187% YoY)(2)
o	Record quarterly origination funded production of $23.9 billion in unpaid principal balance (“UPB”) (+32% QoQ and +125% YoY)
o	Record quarterly Direct to Consumer funded production of $4.3 billion UPB (+25% QoQ and +169% YoY)
o	Record quarterly origination pull through adjusted lock volume of $25.8 billion (+18% QoQ and +119% YoY)
o	Total gain on sale margin of 1.57% for the fourth quarter 2020 compared to 2.04% for the third quarter 2020

•	Servicing
o	Record quarterly segment pre-tax net income of $47.8 million (+58% QoQ and +75% YoY)(2)
o	Servicing portfolio grew to $297.8 billion in UPB (+4% QoQ and +36% YoY)

•	Mortgage Servicing Rights (“MSRs”) and Servicer Advances
o	MSR portfolio totaled approximately $537 billion UPB as of December 31, 2020 compared to $571 billion UPB as of September 30, 2020(4)
o	Issued two MSR debt securitizations for $1.0 billion
o	Issued two servicer advance securitizations for $0.8 billion
o	Servicer advance balances of $3.6 billion as of December 31, 2020 from $3.4 billion as of September 30, 2020 due to the seasonal nature of property tax and insurance disbursements

•	Residential Securities and Call Rights
o	Purchased $3.9 billion (net face value) of Agency securities
o	Sold $160 million (face value) of non-Agency securities
o	Called non-Agency collateral of $155 million UPB(5)

•	Residential Loans
o	Sold $195 million (face value) of residential loans
o	Purchased $321 million of early buyout (“EBO”) loans

•	Financing and Leverage
o	Overall leverage of 3.6x compared to 2.8x as of September 30, 2020(6)
o	Leverage excluding Agency securities of 1.2x at December 31, 2020 compared to 1.0x as of September 30, 2020

•	First Quarter 2021 Commentary(7)
o	Estimated Q1’21 Funded Origination Volume of approximately $23 billion to $25 billion UPB
o	Estimated Q1’21 Servicing Portfolio UPB of approximately $300 billion UPB
o	Through January 2021, called 13 deals with collateral of $387 million UPB(5)(8)
o	Forbearances on Full NRZ MSR portfolio declined to 5.3% as of January 22, 2021 compared to 6.8% as of September 30, 2020

(1)
Per common share calculations for both GAAP Net Income (Loss) and Core Earnings are based on 425,127,967 weighted average diluted shares during the quarter ended December 31, 2020; 420,968,626 weighted average diluted shares during the quarter ended September 30, 2020; 415,513,187 weighted average diluted shares during the year ended December 31, 2020; and 408,990,107 weighted average diluted shares during the year ended December 31, 2019. Per share calculations of Common Dividend are based on 414,744,518 basic shares outstanding as of December 31, 2020; 415,744,518 basic shares outstanding as of September 30, 2020; 415,744,518 basic shares outstanding as of June 30, 2020; 415,649,214 basic shares outstanding as of March 31, 2020; 415,520,780 basic shares outstanding as of December 31, 2019; 415,520,780 basic shares outstanding as of September 30, 2019; 415,520,780 basic shares outstanding as of June 30, 2019; and 415,429,677 basic shares outstanding as of March 31, 2019. Per common share calculations for Book Value are based on 414,744,518 basic common shares outstanding as of December 31, 2020.

(2)	Includes non-controlling interests.
(3)
Core Earnings is a non-GAAP financial measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

(4)	Includes excess and full MSRs.
(5)
Call rights UPB estimated as of December 31, 2020. The UPB of the loans relating to our call rights may be materially lower than the estimates in this Presentation, and there can be no assurance that we will be able to execute on this pipeline of callable deals in the near term, on the timeline presented above, or at all, or that callable deals will be economically favorable. The economic returns from this strategy could be adversely affected by a rise in interest rates and are contingent on the level of delinquencies and outstanding advances in each transaction, fair market value of the related collateral and other economic factors and market conditions. We may become subject to claims and legal proceedings, including purported class-actions, in the ordinary course of our business, challenging our right to exercise these call rights and, as a result, we may not be able to exercise such rights on favorable terms or at all. Call rights are usually exercisable when current loan balances in a related portfolio are equal to, or lower than, 10% of their original balance.

(6)
Represents recourse leverage. Excludes non-recourse leverage, including outstanding consumer debt, servicer advance debt, $37.4 million of full MSR debt for September 30, 2020, SAFT 2013-1 and MDST Trusts mortgage backed securities issued, and Shellpoint non-agency RMBS.

(7)	Based on management’s current views and estimates, and actual results may vary materially.
(8)	Represents activity from January 1, 2021 through February 1, 2021.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Tuesday, February 9, 2021 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-777-2509 (from within the U.S.) or 1-412-317-5413 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Fourth Quarter and Full Year 2020 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10151608/e12056e4c8.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, February 23, 2021 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “10151608.”

Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended December 31,
	December 31, 2020	September 30, 2020	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues
Interest income	$234,118	$233,848	$1,102,537	$1,766,130
Servicing revenue, net of change in fair value of $(404,269), $(395,064), $(1,889,741), and $(712,950), respectively	(95,728)	(43,929)	(555,041)	385,159
Gain on originated mortgage loans, held-for-sale, net	432,279	488,252	1,399,092	460,107
	570,669	678,171	1,946,588	2,611,396
Expenses
Interest expense	120,683	130,528	584,469	933,751
General and administrative expenses	278,432	309,727	1,120,087	781,971
Management fee to affiliate	22,452	22,482	89,134	79,472
Incentive compensation to affiliate	-	-	-	91,892
	421,567	462,737	1,793,690	1,887,086
Other Income (Loss)
Change in fair value of investments	(62,718)	89,092	(437,126)	(307,396)
Gain (loss) on settlement of investments, net	38,864	(94,457)	(930,131)	227,981
Earnings from investments in consumer loans, equity method investees	-	-	-	(1,438)
Other income (loss), net	31,779	5,398	(2,797)	39,819
	7,925	33	(1,370,054)	(41,034)
Impairment
Provision (reversal) for credit losses on securities	(1,762)	(3,849)	13,404	25,174
Valuation and credit loss provision (reversal) on loans and real estate owned (“REO”)	(8,296)	14,584	110,208	10,403
	(10,058)	10,735	123,612	35,577
Income (Loss) Before Income Taxes	167,085	204,732	(1,340,768)	647,699
Income tax expense (benefit)	65,563	100,812	16,916	41,766
Net Income (Loss)	$101,522	$103,920	$(1,357,684)	$605,933
Noncontrolling Interests in Income of Consolidated Subsidiaries	$18,556	$11,640	$52,674	$42,637
Dividends on Preferred Stock	$14,357	$14,359	$54,295	$13,281
Net Income (Loss) Attributable to Common Stockholders	$68,609	$77,921	$(1,464,653)	$550,015
Net Income (Loss) Per Share of Common Stock
Basic	$0.17	$0.19	$(3.52)	$1.35
Diluted	$0.16	$0.19	$(3.52)	$1.34
Weighted Average Number of Shares of Common Stock Outstanding
Basic	415,059,735	415,744,518	415,513,187	408,789,642
Diluted	425,127,967	420,968,626	415,513,187	408,990,107

Dividends Declared per Share of Common Stock	$0.20	$0.15	$0.50	$2.00

Consolidated Balance Sheets
($ in thousands)
	December 31, 2020	December 31, 2019
Assets	(unaudited)
Excess mortgage servicing rights assets, at fair value	$410,855	$505,343
Mortgage servicing rights, at fair value	3,489,675	3,967,960
Mortgage servicing rights financing receivables, at fair value	1,096,166	1,718,273
Servicer advance investments, at fair value	538,056	581,777
Real estate and other securities	14,244,558	19,477,728
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	1,359,754	1,753,251
Residential mortgage loans, held-for-sale ($4,705,816 and $4,613,612 at fair value at December 31, 2020 and December 31, 2019, respectively)	5,215,703	6,042,664
Residential mortgage loans subject to repurchase	1,452,005	172,336
Cash and cash equivalents	944,854	528,737
Restricted cash	135,619	162,197
Servicer advances receivable	3,002,267	3,301,374
Trades receivable	4,180	5,256,014
Other assets	1,358,422	1,395,800
	$33,252,114	$44,863,454

Liabilities and Equity

Liabilities
Secured financing agreements	$17,547,680	$27,916,225
Secured notes and bonds payable (includes $1,662,852 and $659,738 at fair value at December 31, 2020 and December 31, 2019, respectively)	7,644,195	7,720,148
Residential mortgage loan repurchase liability	1,452,005	172,336
Unsecured senior notes, net of issuance costs	541,516	-
Trades payable	154	902,081
Due to affiliates	9,450	103,882
Dividends payable	90,128	211,732
Accrued expenses and other liabilities	537,302	600,790
	27,822,430	37,627,194

Commitments and Contingencies

Equity
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
7.50% Series A Preferred Stock, $0.01 par value, 11,500,000 shares authorized, 6,210,000 and 6,210,000 issued and outstanding at December 31, 2020 and December 31, 2019, respectively	150,026	150,026
7.125% Series B Preferred Stock, $0.01 par value, 11,500,000 shares authorized, 11,300,000 and 11,300,000 issued and outstanding at December 31, 2020 and December 31, 2019, respectively	273,418	273,418
6.375% Series C Preferred Stock, $0.01 par value, 16,100,000 shares authorized, 16,100,000 and 0 issued and outstanding at December 31, 2020 and December 31, 2019, respectively	389,548	-
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 414,744,518 and 415,520,780 issued and outstanding at December 31, 2020 and December 31, 2019, respectively	4,148	4,156
Additional paid-in capital	5,547,108	5,498,226
Retained earnings (accumulated deficit)	(1,108,929)	549,733
Accumulated other comprehensive income (loss)	65,697	682,151
Total New Residential stockholders’ equity	5,321,016	7,157,710
Noncontrolling interests in equity of consolidated subsidiaries	108,668	78,550
Total Equity	5,429,684	7,236,260
	$33,252,114	$44,863,454

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME

New Residential has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s  origination and servicing businesses. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

Beginning January 1, 2020, the Company’s investments in consumer loans are accounted for under the fair value option. Core earnings adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of, and the consolidation of, the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Since the third quarter of 2018, as a result of the Shellpoint Partners LLC (“Shellpoint”) acquisition, the Company, through its wholly owned subsidiary, NewRez, originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Servicing and Origination segments and therefore included in core earnings. Realized gains or losses on the sale of originated residential mortgage loans had no impact on core earnings in any prior period, but may impact core earnings in future periods.

Beginning with the third quarter of 2019, as a result of the continued evaluation of how Shellpoint operates its business and its impact on the Company’s operating performance, core earnings includes Shellpoint’s GAAP net income with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs owned by NewRez, and non-capitalized transaction-related expenses. This change was not material to core earnings for the quarter ended September 30, 2019.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments and reserves for expected credit losses), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended		Twelve Months Ended December 31,
	December 31, 2020	September 30, 2020	2020	2019
Net income (loss) attributable to common stockholders	$68,609	$77,921	$(1,464,653)	$550,015
Adjustments for Non-Core Earnings:
Impairment	(10,058)	10,735	123,612	35,344
Change in fair value of investments	18,875	(203,652)	743,239	254,335
(Gain) loss on settlement of investments, net	(39,605)	94,068	947,316	(188,381)
Other (income) loss	21,144	20,646	132,741	1,756
Other Income and Impairment attributable to non-controlling interests	1,722	(4,360)	(5,585)	(13,548)
Non-capitalized transaction-related expenses	7,630	17,795	56,522	56,289
Incentive compensation to affiliate	-	-	-	91,892
Preferred stock management fee to affiliate	3,048	3,048	11,439	2,642
Deferred taxes	57,295	99,374	15,029	38,207
Interest income on residential mortgage loans, held-for-sale	7,100	9,579	37,246	60,689
Limit on RMBS discount accretion related to called deals	-	-	-	(19,590)
Adjust consumer loans to level yield	-	363	(1,147)	5,239
Core earnings of equity method investees:
Excess mortgage servicing rights	1,205	6,120	11,415	11,905
Core Earnings	$136,965	$131,637	$607,174	$886,794

Net Income (Loss) Per Diluted Share	$0.16	$0.19	$(3.52)	$1.34
Core Earnings Per Diluted Share	$0.32	$0.31	$1.46	$2.17

Weighted Average Number of Shares of Common Stock Outstanding, Diluted	425,127,967	420,968,626	415,513,187	408,990,107

NET INCOME BY SEGMENT

	Servicing and Origination			Residential Securities and Loans
	Origination	Servicing	MSRs & Servicer Advances	Residential Securities & Call Rights	Residential Loans	Corporate & Other	Total
Quarter Ended December 31, 2020
Interest income	$20,055	$(687)	$75,381	$77,216	$34,845	$27,308	$234,118
Servicing revenue, net	(4,676)	122,391	(213,443)	-	-	-	(95,728)
Gain on originated mortgage loans, held-for-sale, net	403,854	774	35,774	(13,398)	5,275	-	432,279
Total revenues	419,233	122,478	(102,288)	63,818	40,120	27,308	570,669
Interest expense	15,605	98	55,591	16,032	20,388	12,969	120,683
G&A and other	155,638	74,568	29,089	(489)	16,505	25,573	300,884
Total operating expenses	171,243	74,666	84,680	15,543	36,893	38,542	421,567
Change in fair value of investments	-	-	(37,976)	(28,694)	702	3,250	(62,718)
Gain (loss) on settlement of investments, net	-	-	(250)	58,124	(19,010)	-	38,864
Other income (loss), net	(64)	-	28,154	627	(1,295)	4,357	31,779
Total other income (loss)	(64)	-	(10,072)	30,057	(19,603)	7,607	7,925
Impairment	-	-	13	(1,762)	(8,309)	-	(10,058)
Income (loss) before income taxes	247,926	47,812	(197,053)	80,094	(8,067)	(3,627)	167,085
Income tax expense (benefit)*	73,055	11,566	(18,993)	-	(714)	649	65,563
Net income (loss)	$174,871	$36,246	$(178,060)	$80,094	$(7,353)	$(4,276)	$101,522
Noncontrolling interests in income (loss) of consolidated subsidiaries	5,083	-	934	-	-	12,539	18,556
Dividends on preferred stock	$-	$-	$-	$-	$-	$14,357	$14,357
Net income (loss) attributable to common stockholders	$169,788	$36,246	$(178,994)	$80,094	$(7,353)	$(31,172)	$68,609

	Servicing and Origination			Residential Securities and Loans
	Origination	Servicing	MSRs & Servicer Advances	Residential Securities & Call Rights	Residential Loans	Corporate & Other	Total
Quarter Ended September 30, 2020
Interest income	$17,407	$373	$91,576	$61,034	$33,913	$29,545	$233,848
Servicing revenue, net	(3,767)	111,420	(151,582)	-	-	-	(43,929)
Gain on originated mortgage loans, held-for-sale, net	445,578	346	42,328	-	-	-	488,252
Total revenues	459,218	112,139	(17,678)	61,034	33,913	29,545	678,171
Interest expense	10,977	90	59,650	15,652	19,326	24,833	130,528
G&A and other	136,086	81,767	71,998	930	10,361	31,067	332,209
Total operating expenses	147,063	81,857	131,648	16,582	29,687	55,900	462,737
Change in fair value of investments	-	-	(18,189)	50,752	56,940	(411)	89,092
Gain (loss) on settlement of investments, net	-	-	(11,456)	(15,534)	(2,230)	(65,237)	(94,457)
Other income (loss), net	123	-	8,510	1,723	(8,616)	3,658	5,398
Total other income (loss)	123	-	(21,135)	36,941	46,094	(61,990)	33
Impairment	-	-	218	(3,849)	14,366	-	10,735
Income (loss) before income taxes	312,278	30,282	(170,679)	85,242	35,954	(88,345)	204,732
Income tax expense (benefit)*	71,304	6,044	15,682	-	7,783	(1)	100,812
Net income (loss)	$240,974	$24,238	$(186,361)	$85,242	$28,171	$(88,344)	$103,920
Noncontrolling interests in income (loss) of consolidated subsidiaries	4,840	-	2,612	-	-	4,188	11,640
Dividends on preferred stock	$-	$-	$-	$-	$-	$14,359	$14,359
Net income (loss) attributable to common stockholders	$236,134	$24,238	$(188,973)	$85,242	$28,171	$(106,891)	$77,921

*Beginning in the third quarter of 2020, we revised our methodology of allocating tax expense within the Servicing and Origination segments. Specifically, taxes are now allocated based on intercompany agreements rather than based on a more general pro rata approach. We believe the change better reflects the operating performance of each respective segment. Amounts for prior periods have been recast to conform with the current period presentation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our ability to capture additional market share and increase borrower retention, the ability of our MSR portfolio to benefit from rising interest rates, our estimated Q1’21 Funded Origination Volume and Q1’21 Servicing Portfolio UPB, and ability to generate earnings and deliver on our objectives for our shareholders. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential is a leading provider of capital and services to the mortgage and financial services industry. The Company’s mission is to generate attractive risk-adjusted returns in all interest rate environments through a portfolio of investments and operating businesses. New Residential has built a diversified, hard-to-replicate portfolio with high-quality investment strategies that have generated returns across different interest rate environments over time. New Residential’s portfolio is composed of mortgage servicing related assets (including investments in operating entities consisting of servicing, origination, and affiliated businesses), residential securities (and associated called rights) and loans, and consumer loans. New Residential’s investments in operating entities include its mortgage origination and servicing subsidiary, NewRez, and its special servicing division, Shellpoint Mortgage Servicing, as well as investments in affiliated businesses that provide services that are complementary to the origination and servicing businesses and other portfolios of mortgage related assets. Since inception in 2013, New Residential has a proven track record of performance, growing and protecting the value of its assets while generating attractive risk-adjusted returns and delivering over $3.5 billion in dividends to shareholders. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. New Residential is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

Investor Relations
Kaitlyn Mauritz
212-479-3150
IR@NewResi.com